POWER OF ATTORNEY

     The undersigned Trustees/Directors and officers of Quantitative Master Series Trust (the "Trust") and Mercury QA Equity Series, Inc., Merrill Lynch Index Funds, Inc. and Mercury Index Funds, Inc. (each a "Feeder Fund") hereby authorize Terry K. Glenn, Donald C. Burke and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for the Feeder Funds, or any future "feeder" fund advised by Fund Asset Management, L.P. that invests substantially all of its assets in corresponding series of the Trust, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: October __, 2000

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M. Colyer Crum                                  Laurie Simon Hodrick
Trustee/Director                                Trustee/Director


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Terry K. Glenn                                  Jack B. Sunderland
Trustee/President and Director/Principal        Trustee/Director
Executive Officer

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Stephen B. Swensrud                             J. Thomas Touchton
Trustee/Director                                Trustee/Director

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Fred G. Weiss                                   Arthur Zeikel
Trustee/Director                                Trustee/Director

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Donald C. Burke
Vice President and Treasurer/Principal Financial
Officer and Principal Accounting Officer